EXHIBIT 2

TRANSACTIONS

The following table sets forth all transactions with respect to Shares effected in the last sixty days by the Reporting Persons or on behalf of the Reporting Persons, inclusive of any transactions effected through 4:00 p.m., New York City time, on May 30, 2017. Except as otherwise noted below, all such transactions were purchases and sales of securities effected in the open market, and the table includes commissions paid in per share prices.

NATURE OF TRANSACTION	DATE OF TRANSACTION	AMOUNT OF SECURITIES		PRICE PER SHARE / PREMIUM PER OPTION ($)
Purchase of Call Options	03/31/2017	98,000	(1)	17.86	(2)
Sales of Put Options	03/31/2017	(98,000	)(3)	0.01	(4)
Purchase of Call Options	04/03/2017	48,091	(1)	17.47	(2)
Sale of Put Options	04/03/2017	(48,091	)(3)	0.01	(4)
Purchase of Call Options	04/04/2017	70,400	(1)	18.06	(2)
Sale of Put Options	04/04/2017	(70,400	)(3)	0.01	(4)
Purchase of Call Options	04/05/2017	150,000	(1)	18.28	(2)
Sale of Put Options	04/05/2017	(150,000	)(3)	0.01	(4)
Purchase of Call Options	04/06/2017	50,000	(1)	17.92	(2)
Sale of Put Options	04/06/2017	(50,000	)(3)	0.01	(4)
Purchase of Call Options	04/07/2017	35,188	(1)	18.20	(2)
Sale of Put Options	04/07/2017	(35,188	)(3)	0.01	(4)
Purchase of Call Options	04/10/2017	46,465	(1)	18.69	(2)
Sale of Put Options	04/10/2017	(46,465	)(3)	0.01	(4)
Purchase of Call Options	04/11/2017	105,500	(1)	18.64	(2)
Sale of Put Options	04/11/2017	(105,500	)(3)	0.01	(4)
Purchase of Call Options	04/12/2017	77,700	(1)	18.65	(2)
Sale of Put Options	04/12/2017	(77,700	)(3)	0.01	(4)
Purchase of Call Options	04/13/2017	61,100	(1)	17.70	(2)
Sale of Put Options	04/13/2017	(61,100	)(3)	0.01	(4)
Purchase of Call Options	04/17/2017	87,100	(1)	17.53	(2)
Sale of Put Options	04/17/2017	(87,100	)(3)	0.01	(4)
Purchase of Call Options	04/18/2017	64,300	(1)	17.40	(2)
Sale of Put Options	04/18/2017	(64,300	)(3)	0.01	(4)
Purchase of Common Stock	04/19/2017	83,900		52.01
Purchase of Call Options	04/19/2017	206,400	(1)	15.72	(2)
Sale of Put Options	04/19/2017	(206,400	)(3)	0.01	(4)
Purchase of Call Options	04/20/2017	451,500	(1)	15.14	(2)
Sale of Put Options	04/20/2017	(451,500	)(3)	0.01	(4)
Purchase of Call Options	04/21/2017	250,000	(1)	15.01	(2)
Sale of Put Options	04/21/2017	(250,000	)(3)	0.01	(4)
Purchase of Call Options	04/24/2017	76,500	(1)	15.43	(2)
Sale of Put Options	04/24/2017	(76,500	)(3)	0.01	(4)
Purchase of Call Options	04/25/2017	41,500	(1)	16.38	(2)
Sale of Put Options	04/25/2017	(41,500	)(3)	0.01	(4)
Purchase of Call Options	04/26/2017	82,200	(1)	17.29	(2)
Sale of Put Options	04/26/2017	(82,200	)(3)	0.01	(4)
Purchase of Call Options	04/27/2017	221,500	(1)	14.93	(2)
Sale of Put Options	04/27/2017	(221,500	)(3)	0.01	(4)
Purchase of Call Options	04/28/2017	71,100	(1)	15.66	(2)
Sale of Put Options	04/28/2017	(71,100	)(3)	0.01	(4)

Purchase of Call Options	05/01/2017	50,000	(1)	15.55	(2)
Sale of Put Options	05/01/2017	(50,000	)(3)	0.01	(4)
Purchase of Call Options	05/03/2017	36,400	(1)	15.49	(2)
Sale of Put Options	05/03/2017	(36,400	)(3)	0.01	(4)
Purchase of Call Options	05/04/2017	275,516	(1)	13.87	(2)
Sale of Put Options	05/04/2017	(275,516	)(3)	0.01	(4)
Purchase of Call Options	05/05/2017	123,500	(1)	14.75	(2)
Sale of Put Options	05/05/2017	(123,500	)(3)	0.01	(4)
Purchase of Call Options	05/09/2017	23,700	(1)	15.43	(2)
Sale of Put Options	05/09/2017	(23,700	)(3)	0.01	(4)
Purchase of Call Options	05/11/2017	67,600	(1)	16.71	(2)
Sale of Put Options	05/11/2017	(67,600	)(3)	0.01	(4)
Purchase of Call Options	05/12/2017	77,600	(1)	16.33	(2)
Sale of Put Options	05/12/2017	(77,600	)(3)	0.01	(4)
Purchase of Call Options	05/15/2017	50,000	(1)	17.46	(2)
Sale of Put Options	05/15/2017	(50,000	)(3)	0.01	(4)
Purchase of Call Options	05/16/2017	50,000	(1)	18.17	(2)
Sale of Put Options	05/16/2017	(50,000	)(3)	0.01	(4)
Purchase of Call Options	05/22/2017	95,300	(1)	20.75	(2)
Sale of Put Options	05/22/2017	(95,300	)(3)	0.01	(4)
Purchase of Call Options	05/23/2017	54,185	(1)	21.20	(2)
Sale of Put Options	05/23/2017	(54,185	)(3)	0.01	(4)
Purchase of Call Options	05/24/2017	70,000	(1)	20.38	(2)
Sale of Put Options	05/24/2017	(70,000	)(3)	0.01	(4)
Purchase of Call Options	05/25/2017	85,000	(1)	19.15	(2)
Sale of Put Options	05/25/2017	(85,000	)(3)	0.01	(4)
Purchase of Call Options	05/26/2017	25,963	(1)	19.45	(2)
Sale of Put Options	05/26/2017	(25,963	)(3)	0.01	(4)
Purchase of Call Options	05/30/2017	225,000	(1)	19.18	(2)
Sale of Put Options	05/30/2017	(225,000	)(3)	0.01	(4)

(1)	Represents Shares underlying American-style call options purchased in the over-the-counter market. These call options expire on May 31, 2018.
(2)	This amount represents the cost of an applicable American-style over-the-counter call option to purchase one Share. The per Share exercise price of these call options is $36.50. This exercise price will be adjusted to account for any dividends or other distributions declared by the Issuer prior to exercise of the options.
(3)	Represents Shares underlying European-style put options sold in the over-the-counter market. These put options expire on the earlier of May 31, 2018 or the date on which the corresponding American-style call option described above in footnote 1 is exercised.
(4)	This amount represents the proceeds received from an applicable European-style over-the-counter put option to sell one Share. The per Share exercise price of these put options is $36.50. This exercise price will be adjusted to account for any dividends or other distributions declared by the Issuer prior to exercise of the options.